Exhibit 99.1

Tidewater Reports Second Quarter Results For Fiscal 2017

NEW ORLEANS, LA. November 7, 2016 — Tidewater Inc. (NYSE:TDW) announced today a second quarter net loss for the period ended September 30, 2016, of $178.5 million, or $3.79 per common share, on revenues of $143.7 million. For the same quarter last year, net loss was $43.8 million, or $0.93 per common share, on revenues of $271.9 million. The immediately preceding quarter ended June 30, 2016, had a net loss of $89.1 million, or $1.89 per common share, on revenues of $167.9 million.

Included in the net loss for the quarter ended September 30, 2016 were the following:

•	$129.6 million ($129.6 million after-tax, or $2.75 per share) in non-cash asset impairment charges that resulted from impairment reviews undertaken during the September 2016 quarter.
•	$2.5 million ($2.2 million after-tax, or $0.05 per share) of foreign exchange losses resulting primarily from the strengthening of the Norwegian kroner on liabilities relative to the U.S. dollar.
•

$0.6 million ($0.6 million after-tax, or $0.01 per share) of foreign exchange gains which is included in Equity in net earnings (losses) of unconsolidated companies and related to our Angola joint venture, Sonatide.

Included in the net loss for the prior fiscal year’s quarter ended September 30, 2015 were the following:

•	$31.7 million ($31.6 million after-tax, or $0.67 per share) in non-cash asset impairment charges that resulted from impairment reviews undertaken during the September 2015 quarter.
•	A $7.6 million ($6.3 million after-tax, or $0.13 per share) restructuring charge related to severance and other termination costs resulting from right-sizing efforts during the September 2015 quarter.
•

$5.2 million ($5.2 million after-tax, or $0.11 per share) of foreign exchange losses which is included in Equity in net earnings (losses) of unconsolidated companies and related to our Angola joint venture, Sonatide.

Included in the net loss for the preceding quarter ended June 30, 2016 were the following:

•	$36.9 million ($36.1 million after-tax, or $0.77 per share) in non-cash asset impairment charges that resulted from impairment reviews undertaken during the June 2016 quarter.
•	$2.7 million ($2.6 million after-tax, or $0.06 per share) of foreign exchange losses, most notably the devaluation of the Nigerian naira relative to the U.S. dollar.
•

$1.1 million ($1.1 million after-tax, or $0.02 per share) of foreign exchange losses which is included in Equity in net earnings (losses) of unconsolidated companies and related to our Angola joint venture, Sonatide.

Income tax expense largely reflects tax liabilities in certain jurisdictions that levy taxes on bases other than pre-tax profitability (so called “deemed profit” regimes.)

Status of Discussions with Lenders and Noteholders

Please refer to Note (6) of Notes to Consolidated Financial Statements included in Item 1 of this Quarterly Report on Form 10-Q and Note (5) of Notes to Consolidated Financial Statements included in Item 8 of the company’s Annual Report on Form 10-K for the year ended March 31, 2016 for additional information regarding the company’s outstanding debt.

The decrease in oil and gas prices that began in the second half of fiscal 2015 and continued throughout fiscal 2016 has led to materially lower levels of spending for offshore exploration and development by the company’s customers globally. In addition, newly constructed vessels have been delivered over the last several years, exacerbating weak vessel utilization. With reduced demand for offshore support vessels along with a higher number of newer generation vessels, the company has experienced a significant decline in the utilization of its vessels, average day rates received and vessel revenue. The company has implemented a number of significant cost reduction measures to mitigate the effects of significantly lower vessel revenue and, given the currently challenging offshore support vessel market and business outlook, continues its efforts to reduce its operating costs and preserve its liquidity.

At June 30, 2016 and September 30, 2016, the company did not meet the 3.0x minimum interest coverage ratio covenant (the “minimum interest coverage ratio requirement”) contained in its Revolving Credit and Term Loan Agreement (“Bank Loan Agreement”), the Troms Offshore Debt and the 2013 Senior Note Agreement (the “2013 Note Agreement”). Failure to meet the minimum interest coverage ratio requirement would have resulted in covenant noncompliance; however, as discussed in more detail below, limited waivers were received. Without these limited waivers, the respective lenders and/or the noteholders would have had the ability to declare the company to be in default of the Bank Loan Agreement, the Troms Offshore Debt and/or the 2013 Note Agreement, as applicable, and accelerate the indebtedness thereunder, the effect of which would be to likewise cause the company’s other Senior Notes, which were issued in 2010 and 2011, to be in default.

The company’s bank loans and its notes are linked together by cross-default provisions, such that if either the lenders or the noteholders declare the loans or notes to be in default, the other indebtedness likewise will be in default, and all of the debt at that time may be accelerated if the majority of lenders or noteholders under the respective debt agreements elect to accelerate. If the company is not in compliance with covenants set forth in the agreements evidencing these debt obligations, and such non-compliance is not waived, then the holders of a majority of loans may declare the bank loans to be in default, and the holders of a majority in principal amount of any of the three classes of the company’s notes may declare that class of notes to be in default. In such event, all of our indebtedness would be accelerated, and the company will not have sufficient liquidity to repay those accelerated amounts. The decision as to whether to accelerate the debt upon the company’s non-compliance with the debt covenants lies with the lenders and noteholders.

While the company is continuing to work toward amendments to its various debt arrangements that will be acceptable to all parties, there is a possibility that the lenders, noteholders and the company will not be able to negotiate new debt terms that are acceptable to all parties, in which case the company will likely seek reorganization under Chapter 11 of the federal bankruptcy laws, which could include a restructuring of the company’s various debt obligations and could place equity holders at significant risk of losing some or all of their interests in the company.

Given that the company expected it would not meet the minimum interest coverage ratio requirement set forth in the Bank Loan Agreement, the Troms Offshore Debt and the 2013 Note Agreement during fiscal 2017, which could result in the acceleration of the debt under these agreements and the company’s other Senior Notes, the report of the company's independent registered public accounting firm that accompanied the company’s audited consolidated financial statements for the fiscal year ended March 31, 2016 (the “audit opinion”) contained an explanatory paragraph regarding the company’s ability to continue as a going concern.  Such going concern explanatory paragraph was required because the company’s internal forecast indicated that, within fiscal 2017, the company may no longer be in compliance with the minimum interest coverage ratio requirement.

In addition, the Bank Loan Agreement and the Troms Offshore Debt require that the company receive an unqualified audit opinion from an independent certified public accountant that is not subject to a going concern or similar modification. The inability of the company to obtain an audit opinion without any modification is an independent event of default under these agreements which would allow the lenders to accelerate the indebtedness thereunder, the effect of which would be to likewise cause all of the company’s Senior Notes to be in default. The explanatory paragraph in the audit opinion also references the audit opinion-related event of default under various borrowing arrangements as an uncertainty that raises substantial doubt about the company’s ability to continue as a going concern. As a result of the company’s failure to receive an audit opinion with no modifications from the company’s independent certified public accountants, and because the waivers are for a limited period that is less than one year, all of the company’s indebtedness has been classified as a current liability in the accompanying consolidated balance sheet since March 31, 2016.

As previously reported, the company obtained limited waivers from the necessary lenders which waived the unqualified audit opinion requirement and/or waived the minimum interest coverage ratio requirement until October 21, 2016.  Prior to the October 21, 2016 expiry of such limited waivers, the company obtained limited waivers from the necessary lenders and noteholders which extend the waiver of the unqualified audit opinion requirement and/or waive the minimum interest coverage ratio requirement until November 11, 2016.

The company continues to engage in discussions with its principal lenders and noteholders to amend the company’s various debt arrangements in advance of the expiration of the waivers on November 11, 2016.  In its October 21, 2016 press release announcing the most recent extension, the company reported that recent industry data, including data regarding projected levels of offshore drilling activity, a primary driver of activity within the offshore service vessel industry, had led the company to conclude that important debt terms will require further negotiation.  Such negotiations, if successfully concluded, would require the company to make certain concessions under the existing agreements, such as providing collateral to secure the Bank Loan Agreement, the Troms Offshore Debt and the Senior Notes, repaying a portion of the indebtedness outstanding under the Bank Loan Agreement, accepting a reduction in total borrowing capacity under the revolving credit facility, paying a higher rate of interest, issuing some form of equity or equity linked compensation enhancement, paying down a portion of the Troms Offshore Debt and/or Senior Notes, or some combination of the above. In addition, such amendments will need to address the audit opinion requirement of the Bank Loan Agreement and the Troms Offshore Debt (the waiver of which has been extended until November 11, 2016). Obtaining the covenant relief will require the company to reach an agreement that satisfies potentially divergent interests of its principal lenders and noteholders.

The company’s unaudited condensed consolidated financial statements as of and for the quarter and six months ended September 30, 2016 were prepared assuming the company would continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities in the normal course of business for the twelve month period following the date of these consolidated financial statements.

Tidewater will hold a conference call to discuss September quarterly earnings on Tuesday, November 8, 2016, at 10:00 a.m. Central time. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-771-4371 if calling from the U.S. or Canada (1-847-585-4405 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. Central time on November 8, 2016, and will continue until 11:59 p.m. Central time on November 10, 2016. To hear the replay, call 1-888-843-7419 (1-630-652-3042 if calling from outside the U.S.). The conference call ID number is 43697905.

A simultaneous webcast of the conference call will be available online at the Tidewater Inc. website, (http://www.tdw.com). The online replay will be available until December 8, 2016.

The conference call will contain forward-looking statements in addition to statements of historical fact. The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the Company involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the “Risk Factors” section of Tidewater’s recent Forms 10-Q and 10-K.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

Note: all per-share amounts are stated on a diluted basis.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

Financial information is displayed on the next page.

TIDEWATER INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(Unaudited)

(In thousands, except share and per share data)

	Quarter Ended		Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Vessel revenues	$139,361	264,131	301,791	562,444
Other operating revenues	4,361	7,792	9,856	14,253
	143,722	271,923	311,647	576,697
Costs and expenses:
Vessel operating costs	87,094	158,612	195,968	337,893
Costs of other operating revenues	3,423	6,102	7,326	11,846
General and administrative	32,954	37,286	70,001	81,239
Vessel operating leases	8,441	8,441	16,882	16,884
Depreciation and amortization	43,845	45,979	88,397	91,636
Gain on asset dispositions, net	(6,253)	(6,111)	(11,896)	(13,462)
Asset impairments	129,562	31,672	166,448	46,630
Restructuring charge	—	7,586	—	7,586
	299,066	289,567	533,126	580,252
Operating loss	(155,344)	(17,644)	(221,479)	(3,555)
Other income (expenses):
Foreign exchange gain (loss)	(2,539)	844	(5,272)	(3,289)
Equity in net earnings (losses) of unconsolidated companies	1,313	(2,919)	1,312	(5,360)
Interest income and other, net	992	355	2,168	1,145
Interest and other debt costs, net	(18,477)	(13,247)	(35,431)	(26,429)
	(18,711)	(14,967)	(37,223)	(33,933)
Loss before income taxes	(174,055)	(32,611)	(258,702)	(37,488)
Income tax expense	3,568	11,388	7,564	21,675
Net Loss	$(177,623)	(43,999)	(266,266)	(59,163)
Less: Net income (loss) attributable to noncontrolling interests	867	(164)	1,321	(276)
Net loss attributable to Tidewater Inc.	$(178,490)	(43,835)	(267,587)	(58,887)
Basic loss per common share	$(3.79)	(0.93)	(5.69)	(1.25)
Diluted loss per common share	$(3.79)	(0.93)	(5.69)	(1.25)
Weighted average common shares outstanding	47,067,864	46,942,950	47,067,790	46,962,242
Dilutive effect of stock options and restricted stock	—	—	—	—
Adjusted weighted average common shares	47,067,864	46,942,950	47,067,790	46,962,242

TIDEWATER INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and par value data)

	September 30,	March 31,
ASSETS	2016	2016
Current assets:
Cash and cash equivalents	$674,923	678,438
Trade and other receivables, net	209,850	228,113
Due from affiliate	300,757	338,595
Marine operating supplies	31,124	33,413
Other current assets	31,874	44,755
Total current assets	1,248,528	1,323,314
Investments in, at equity, and advances to unconsolidated companies	38,200	37,502
Properties and equipment:
Vessels and related equipment	4,486,959	4,666,749
Other properties and equipment	78,459	92,065
	4,565,418	4,758,814
Less accumulated depreciation and amortization	1,253,851	1,207,523
Net properties and equipment	3,311,567	3,551,291
Other assets	89,967	71,686
Total assets	$4,688,262	4,983,793

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$64,231	49,130
Accrued expenses	76,085	91,611
Due to affiliate	175,925	187,971
Accrued property and liability losses	3,602	3,321
Current portion of long-term debt	2,041,367	2,045,516
Other current liabilities	60,345	74,825
Total current liabilities	2,421,555	2,452,374
Deferred income taxes	48,204	34,841
Accrued property and liability losses	11,210	9,478
Other liabilities and deferred credits	164,530	181,546

Commitments and Contingencies

Equity:
Common stock of $0.10 par value, 125,000,000 shares authorized, issued 47,068,079 shares at September 30, 2016 and 47,067,715 shares at March 31, 2016	4,707	4,707
Additional paid-in capital	169,443	166,604
Retained earnings	1,867,701	2,135,075
Accumulated other comprehensive loss	(6,443)	(6,866)
Total stockholders’ equity	2,035,408	2,299,520
Noncontrolling Interests	7,355	6,034
Total equity	2,042,763	2,305,554
Total liabilities and equity	$4,688,262	4,983,793

TIDEWATER INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

(In thousands)

	Quarter Ended		Six Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net loss	$(177,623)	(43,999)	(266,266)	(59,163)
Other comprehensive income (loss):
Unrealized gains (losses) on available for sale securities, net of tax of $0, $0, $0 and $0	119	(627)	280	(679)
Amortization of loss on derivative contract, net of tax of $0, $0, $0 and $0	72	180	143	359
Change in other benefit plan minimum liability, net of tax of $0, $0, $0 and $0	—	—	—	70
Total comprehensive loss	$(177,432)	(44,446)	(265,843)	(59,413)

TIDEWATER INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	September 30,
	2016	2015
Operating activities:
Net loss	$(266,266)	(59,163)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	88,397	91,636
Provision for deferred income taxes	—	128
Gain on asset dispositions, net	(11,896)	(13,462)
Asset impairments	166,448	46,630
Equity in earnings (losses) of unconsolidated companies, less dividends	(1,659)	6,424
Compensation expense - stock-based	2,628	6,614
Changes in assets and liabilities, net:
Trade and other receivables	18,263	30,891
Changes in due to/from affiliate, net	25,792	53,769
Marine operating supplies	2,289	11,370
Other current assets	(1,827)	(3,681)
Accounts payable	9,671	5,228
Accrued expenses	(16,386)	(13,512)
Accrued property and liability losses	281	(212)
Other current liabilities	(9,716)	(6,011)
Other liabilities and deferred credits	(5,173)	2,594
Other, net	(1,448)	4,648
Net cash provided by (used in) operating activities	(602)	163,891
Cash flows from investing activities:
Proceeds from sales of assets	1,839	6,133
Additions to properties and equipment	(9,509)	(138,990)
Refunds from cancelled vessel construction contracts	11,515	36,190
Net cash provided by (used in) investing activities	3,845	(96,667)
Cash flows from financing activities:
Principal payment on long-term debt	(5,036)	(64,374)
Debt borrowings	—	31,338
Cash dividends	—	(23,579)
Other	(1,722)	(961)
Net cash used in financing activities	(6,758)	(57,576)
Net change in cash and cash equivalents	(3,515)	9,648
Cash and cash equivalents at beginning of period	678,438	78,568
Cash and cash equivalents at end of period	$674,923	88,216
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$34,209	24,894
Income taxes	$16,790	27,853
Supplemental disclosure of non-cash investing activities:
Additions to properties and equipment	$10,477	1,471

TIDEWATER INC.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

(Unaudited)

(In thousands)

				Accumulated
		Additional		other	Non
	Common	paid-in	Retained	comprehensive	controlling
	stock	capital	earnings	loss	interest	Total
Balance at March 31, 2016	$4,707	166,604	2,135,075	(6,866)	6,034	2,305,554
Total comprehensive loss	—	—	(267,587)	423	1,321	(265,843)
Stock option activity	—	577	—	—	—	577
Cancellation of restricted stock awards	—	—	213	—	—	213
Amortization/cancellation of restricted stock units	—	2,262	—	—	—	2,262
Balance at September 30, 2016	$4,707	169,443	1,867,701	(6,443)	7,355	2,042,763

Balance at March 31, 2015	$4,703	159,940	2,330,223	(20,378)	6,227	2,480,715
Total comprehensive loss	—	—	(58,887)	(250)	(276)	(59,413)
Stock option activity	—	421	—	—	—	421
Cash dividends declared ($.50 per share)	—	—	(23,154)	—	—	(23,154)
Amortization of restricted stock units	1	5,186	—	—	—	5,187
Amortization/cancellation of restricted stock awards	(7)	243	—	—	—	236
Balance at September 30, 2015	$4,697	165,790	2,248,182	(20,628)	5,951	2,403,992

The company’s vessel revenues and vessel operating costs and the related percentage of total vessel revenues for the quarters and the six-month periods ended September 30, 2016 and 2015 and for the quarter ended June 30, 2016, were as follows:

	Quarter Ended September 30,				Six Months Ended September 30,				Quarter Ended June 30,
(In thousands)	2016	%	2015	%	2016	%	2015	%	2016	%
Vessel revenues:
Americas	$53,125	38%	89,210	34%	113,733	38%	203,382	36%	60,608	37%
Asia/Pacific	6,110	4%	32,173	12%	14,031	5%	60,110	11%	7,921	5%
Middle East (A)	23,474	17%	28,684	11%	47,676	15%	60,937	11%	24,202	15%
Africa/Europe (A)	56,652	41%	114,064	43%	126,351	42%	238,015	42%	69,699	43%
Total vessel revenues	$139,361	100%	264,131	100%	301,791	100%	562,444	100%	162,430	100%
Vessel operating costs:
Crew costs	$49,370	35%	84,112	32%	105,258	35%	176,400	31%	55,888	34%
Repair and maintenance	13,440	10%	28,528	11%	29,969	10%	65,782	12%	16,529	10%
Insurance and loss reserves	2,637	2%	2,751	1%	9,633	3%	8,126	2%	6,996	4%
Fuel, lube and supplies	10,176	7%	17,147	6%	20,948	7%	35,257	6%	10,772	7%
Other	11,471	8%	26,074	10%	30,160	10%	52,328	9%	18,689	12%
Total vessel operating costs	87,094	62%	158,612	60%	195,968	65%	337,893	60%	108,874	67%
Vessel operating margin (B)	$52,267	38%	105,519	40%	105,823	35%	224,551	40%	53,556	33%

Note (A): At the beginning of fiscal 2017 the company’s operations in the Mediterranean Sea (based in Egypt) were transitioned from the company’s previously disclosed Middle East/North Africa operations and included with the company’s previously disclosed Sub-Saharan Africa/Europe operations as a result of management realignments. As such, the company now discloses these new segments as Middle East and Africa/Europe, respectively. The company’s Americas and Asia/Pacific segments are not affected by this change. The new segment alignment is consistent with how the company’s chief operating decision maker reviews operating results for the purpose of allocating resources and assessing performance. Fiscal 2016 amounts have been recast to conform to the new segment alignment.

Note (B): The following table reconciles vessel operating margin as presented above to operating profit (loss) for the quarters and six-month periods ended September 30, 2016 and 2015 and for the quarter ended June 30, 2016:

	Quarter Ended September 30,		Six Months Ended September 30,		Quarter Ended June 30,
(In thousands)	2016	2015	2016	2015	2016
Vessel operating margin	$52,267	105,519	105,823	224,551	53,556
General and administrative expenses - vessel operations	(22,337)	(28,508)	(48,253)	(61,308)	(25,916)
Vessel operating leases	(8,441)	(8,441)	(16,882)	(16,884)	(8,441)
Depreciation and amortization - vessel operations	(41,909)	(42,828)	(84,350)	(85,577)	(42,441)
Vessel operating profit (loss)	$(20,420)	25,742	(43,662)	60,782	(23,242)

The company’s other operating loss for the quarters and six-month periods ended September 30, 2016 and 2015 and for the quarter ended June 30, 2016, consists of the following:

	Quarter Ended September 30,		Six Months Ended September 30,		Quarter Ended June 30,
(In thousands)	2016	2015	2016	2015	2016
Other operating revenues	$4,361	7,792	9,856	14,253	5,495
Costs of other marine revenues	(3,423)	(6,102)	(7,326)	(11,846)	(3,903)
General and administrative expenses - other operating activities	(611)	(846)	(1,249)	(1,985)	(638)
Depreciation and amortization - other operating activities	(1,339)	(1,502)	(2,720)	(2,916)	(1,381)
Other operating loss	$(1,012)	(658)	(1,439)	(2,494)	(427)

The company’s operating loss and other components of loss before income taxes and the related percentage of total revenues for the quarters and six-month periods ended September 30, 2016 and 2015 and for the quarter ended June 30, 2016, were as follows:

	Quarter Ended				Six Months Ended				Quarter Ended
	September 30,				September 30,				June 30,
(In thousands)	2016	%	2015	%	2016	%	2015	%	2016	%
Vessel operating profit (loss):
Americas (C)	$(1,177)	(1%)	8,812	3%	(5,503)	(2%)	32,651	6%	(4,326)	(3%)
Asia/Pacific (C)	(6,096)	(4%)	6,168	2%	(11,670)	(4%)	7,918	1%	(5,574)	(3%)
Middle East	925	1%	244	<1%	892	1%	4,248	1%	(33)	(<1%)
Africa/Europe	(14,072)	(10%)	10,518	4%	(27,381)	(9%)	15,965	3%	(13,309)	(8%)
	(20,420)	(14%)	25,742	9%	(43,662)	(14%)	60,782	11%	(23,242)	(14%)
Other operating loss	(1,012)	(1%)	(658)	(<1%)	(1,439)	(<1%)	(2,494)	(1%)	(427)	(<1%)
	(21,432)	(15%)	25,084	9%	(45,101)	(14%)	58,288	10%	(23,669)	(14%)

Corporate general and administrative expenses	(10,006)	(7%)	(7,932)	(3%)	(20,499)	(7%)	(17,946)	(4%)	(10,493)	(6%)
Corporate depreciation	(597)	(<1%)	(1,649)	(<1%)	(1,327)	(<1%)	(3,143)	(<1%)	(730)	(1%)
Corporate expenses	(10,603)	(7%)	(9,581)	(3%)	(21,826)	(7%)	(21,089)	(4%)	(11,223)	(7%)

Gain on asset dispositions, net	6,253	4%	6,111	2%	11,896	4%	13,462	2%	5,643	3%
Asset impairments	(129,562)	(90%)	(31,672)	(11%)	(166,448)	(54%)	(46,630)	(8%)	(36,886)	(21%)
Restructuring charge	—	—	(7,586)	(3%)	—	—	(7,586)	(1%)	—	—
Operating loss	$(155,344)	(108%)	(17,644)	(6%)	(221,479)	(71%)	(3,555)	(1%)	(66,135)	(39%)
Foreign exchange gain (loss)	(2,539)	(2%)	844	<1%	(5,272)	(2%)	(3,289)	(1%)	(2,733)	(2%)
Equity in net earnings (losses) of unconsolidated companies	1,313	1%	(2,919)	(1%)	1,312	<1%	(5,360)	(1%)	(1)	(<1%)
Interest income and other, net	992	1%	355	<1%	2,168	1%	1,145	<1%	1,176	1%
Interest and other debt costs, net	(18,477)	(13%)	(13,247)	(5%)	(35,431)	(11%)	(26,429)	(4%)	(16,954)	(10%)
Loss before income taxes	$(174,055)	(121%)	(32,611)	(12%)	(258,702)	(83%)	(37,488)	(7%)	(84,647)	(50%)

Note (C): Six months ended September 30, 2015 figures exclude restructuring charges of $3.6 million and $4.0 million related to our Americas and Asia/Pacific segments, respectively, which were incurred during the quarter ended September 30, 2015.

The company’s revenues, day-based vessel utilization percentages and average day rates by vessel class and in total for the quarters and six-month periods ended September 30, 2016 and 2015 and for the quarter ended June 30, 2016, were as follows:

					Quarter
	Quarter Ended		Six Months Ended		Ended
	September 30,		September 30,		June 30,
	2016	2015	2016	2015	2016
REVENUE BY VESSEL CLASS (In thousands):
Americas fleet:
Deepwater	$37,270	61,776	77,657	141,928	40,387
Towing-supply	13,039	24,121	29,918	53,636	16,879
Other	2,816	3,313	6,158	7,818	3,342
Total	$53,125	89,210	113,733	203,382	60,608
Asia/Pacific fleet:
Deepwater	$1,872	23,435	4,462	43,268	2,590
Towing-supply	4,238	8,738	9,569	16,842	5,331
Other	—	—	—	—	—
Total	$6,110	32,173	14,031	60,110	7,921
Middle East fleet:
Deepwater	$6,988	5,750	13,026	12,441	6,038
Towing-supply	16,486	22,934	34,650	48,496	18,164
Other	—	—	—	—	—
Total	$23,474	28,684	47,676	60,937	24,202
Africa/Europe fleet:
Deepwater	$24,305	54,974	57,594	122,635	33,289
Towing-supply	25,934	43,086	53,851	84,911	27,917
Other	6,413	16,004	14,906	30,469	8,493
Total	$56,652	114,064	126,351	238,015	69,699
Worldwide fleet:
Deepwater	$70,435	145,935	152,739	320,272	82,304
Towing-supply	59,697	98,879	127,988	203,885	68,291
Other	9,229	19,317	21,064	38,287	11,835
Total	$139,361	264,131	301,791	562,444	162,430
UTILIZATION:
Americas fleet:
Deepwater	38.1%	65.1	40.0	73.1	41.8
Towing-supply	37.5	56.5	39.7	60.6	41.6
Other	34.1	47.8	41.1	46.4	48.0
Total	37.5%	59.7	40.0	64.7	42.5
Asia/Pacific fleet:
Deepwater	7.8%	59.9	9.0	52.5	10.2
Towing-supply	44.2	79.7	48.7	76.7	53.3
Other	—	—	—	—	—
Total	27.7%	68.3	30.6	63.3	33.5
Middle East fleet:
Deepwater	73.4%	57.9	66.9	61.0	58.8
Towing-supply	60.8	76.6	64.2	78.4	67.7
Other	—	—	—	—	—
Total	63.8%	73.4	64.8	75.5	65.9
Africa/Europe fleet:
Deepwater	44.0%	62.5	49.4	66.0	54.7
Towing-supply	42.7	63.3	44.6	63.8	46.4
Other	42.8	74.4	47.4	72.8	52.1
Total	43.2%	66.6	47.1	67.4	51.0
Worldwide fleet:
Deepwater	39.8%	63.0	42.1	66.7	44.4
Towing-supply	46.6	67.0	49.1	68.3	51.6
Other	40.3	67.9	45.3	66.0	50.2
Total	42.8%	65.7	45.7	67.2	48.6

					Quarter
	Quarter Ended		Six Months Ended		Ended
	September 30,		September 30,		June 30,
	2016	2015	2016	2015	2016
AVERAGE VESSEL DAY RATES:
Americas fleet:
Deepwater	$25,302	26,254	25,395	27,513	25,480
Towing-supply	16,401	16,003	16,688	16,686	16,917
Other	10,246	7,461	9,223	8,176	8,507
Total	$20,892	20,725	20,610	21,800	20,368
Asia/Pacific fleet:
Deepwater	$20,708	34,487	21,460	36,525	22,039
Towing-supply	6,127	7,907	6,379	8,133	6,595
Other	—	—	—	—	—
Total	$7,811	18,028	8,215	18,464	8,555
Middle East fleet:
Deepwater	$11,495	17,993	13,049	18,564	15,468
Towing-supply	10,159	11,225	10,163	11,649	10,167
Other	—	—	—	—	—
Total	$10,523	12,140	10,817	12,607	11,117
Africa/Europe fleet:
Deepwater	$14,416	21,177	15,206	22,875	15,840
Towing-supply	15,339	16,781	15,206	16,422	15,085
Other	4,288	5,609	4,520	5,361	4,713
Total	$11,627	14,228	11,890	14,679	12,112
Worldwide fleet:
Deepwater	$18,260	24,535	18,969	25,882	19,622
Towing-supply	12,436	13,689	12,494	13,946	12,546
Other	5,213	5,858	5,312	5,766	5,392
Total	$13,364	16,039	13,557	16,723	13,727

The company’s average number of vessels by class and geographic distribution for the quarters and six-month periods ended September 30, 2016 and 2015 and for the quarter ended June 30, 2016:

					Quarter
	Quarter Ended		Six Months Ended		Ended
	September 30,		September 30,		June 30,
	2016	2015	2016	2015	2016
Americas fleet:
Deepwater	41	40	41	39	42
Towing-supply	23	29	25	29	26
Other	9	10	9	11	9
Total	73	79	75	79	77
Less stacked vessels	34	14	33	13	30
Active vessels	39	65	42	66	47
Asia/Pacific fleet:
Deepwater	13	12	13	12	13
Towing-supply	17	15	17	15	17
Other	1	1	1	1	1
Total	31	28	31	28	31
Less stacked vessels	21	7	19	5	17
Active vessels	10	21	12	23	14
Middle East fleet:
Deepwater	9	6	8	6	7
Towing-supply	29	29	29	29	29
Other	—	—	—	—	—
Total	38	35	37	35	36
Less stacked vessels	5	3	5	2	6
Active vessels	33	32	32	33	30
Africa/Europe fleet:
Deepwater	42	45	42	44	42
Towing-supply	43	44	43	44	44
Other	38	42	38	43	38
Total	123	131	123	131	124
Less stacked vessel	41	20	38	15	34
Active vessels	82	111	85	116	90
Active owned or chartered vessels	164	229	171	238	181
Stacked vessels	101	44	95	35	87
Total owned or chartered vessels	265	273	266	273	268
Joint-venture and other	8	9	9	9	9
Total	273	282	275	282	277

Note (D): Included in total owned or chartered vessels at September 30, 2016 and 2015 and at June 30, 2016, were 115, 51 and 89 vessels, respectively, that were stacked by the company. These vessels were considered to be in service and are included in the calculation of the company’s utilization statistics.

The table below summarizes the various commitments to acquire and construct new vessels, by vessel type, as of September 30, 2016:

	Number				Amount	Remaining
	of	Shipyard	Delivery	Total	Invested	Balance
(In thousands)	Vessels (E)	Location	Dates	Cost	9/30/16	9/30/16 (E)
Deepwater:
292-foot PSV	1	International	4/2017
300-foot PSV	2	United States	2/2017, 6/2017
Total Deepwater PSVs	3			$163,657	115,683	47,974
Total vessel commitments	3			$163,657	115,683	47,974

Note (E): Six additional option vessels and a fast supply boat are not included in the table above. The company has $48 million in unfunded capital commitments associated with the three vessels under construction ($33.7 million, net of $14.3 million of expected refunds from shipyards) at September 30, 2016.

The table below summarizes by vessel class and vessel type the number of vessels expected to be delivered by quarter along with the expected cash outlay (in thousands) of the various remaining shipbuilding commitments as discussed above:

	Quarter Period Ended
Vessel class and type	December 2016	March 2017	June 2017
Deepwater PSVs	—	1	2
(In thousands) Expected quarterly cash outlay	$8,066	7,084	32,824